EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Full Year 2006 Results Date Notification - 23 February 2007

Basingstoke, UK and Philadelphia, US – 14 February 2007 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) will announce full year 2006 earnings on Friday 23 February 2007.

Results press release will be issued at:	12:00 GMT / 07:00 ET

Investor Meeting & conference call time:	14:00 GMT / 09:00 ET

Live analyst presentation and conference call:

Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the investor and analyst meeting and live conference call at 14:00 GMT/9:00 ET. The venue for the meeting will be at the offices of Financial Dynamics, Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Please RSVP claire.rowell@fd.com for the live presentation.

Live conference call and Webcast:

The details of the live conference call and Webcast are as follows:

US Toll Free Dial In Number	1 866 793 4279
UK Toll Free Dial In Number	0800 358 2705
Standard International Dial In	+44 (0) 20 8609 0205
Number
Conference ID / Pin Code	292846#
Audio webcast	www.shire.com, in the Investor Relations/Events section

Please RSVP ssalah@shire.com for the conference call

Replay:

Registered in England 2883758 Registered Office as above

A replay of the presentation will be available for two weeks. Details are as follows:

UK Dial In Number	0800 358 2189
USA Toll Free Number	1 866 676 5865
Std International Number	+44 (0) 20 8609 0289
Replay Access Number	163318#
Webcast Replay	www.shire.com, in the Investor Relations/Events
section

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Heidi Wunder (North America)	+1 484 595 8970

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in England 2883758 Registered Office as above